EXHIBIT 4.10

                        TEMPORARY GLOBAL NOTE CERTIFICATE



ISIN: [O]                                                       Common Code: [o]



                             BARCLAYCARD FUNDING PLC

   (a public limited company incorporated under the laws of England and Wales)

    BARCLAYCARD ASSET BACKED MEDIUM TERM NOTE AND NOTE CERTIFICATE PROGRAMME

                        TEMPORARY GLOBAL NOTE CERTIFICATE

                               REPRESENTING UP TO

                                    [GBP][O]

               FLOATING RATE ASSET BACKED NOTE CERTIFICATE DUE [O]

This global note is a Temporary Global Note Certificate without interest coupons issued in respect of an issue of an aggregate principal amount of [GBP][o] of Floating Rate Asset Backed Notes due [o] (the "NOTE CERTIFICATE") by Barclaycard Funding PLC (the "MTN ISSUER").

The MTN Issuer for value received promises, all in accordance with the terms and conditions set out in the applicable Series 05-4 Supplement ("TERMS AND CONDITIONS") and the Principal Trust Deed (as defined below) to pay to the bearer upon presentation or, as the case may be, surrender hereof in respect of each Note Certificate for the time being from time to time represented hereby, on the maturity date specified in the Terms and Conditions or on such earlier date as any such Note Certificate may become due and payable in accordance with the Terms and Conditions, the Principal Amount on such dates as may be specified in the Terms and Conditions or, if any such Note Certificate shall become due and payable on any other date, the Principal Amount and, in respect of each such Note Certificate, to pay interest and all other amounts as may be payable pursuant to the Terms and Conditions all subject to and in accordance therewith.

Except as specified herein, the bearer of this Temporary Global Note Certificate is entitled to the benefit of the Terms and Conditions and of the same obligations on the part of the MTN Issuer as if such bearer were the bearer of the Note Certificates represented hereby and to the benefit of those provisions of the Terms and Conditions (and the obligations on the part of the MTN Issuer contained therein) applicable specifically to Temporary Global Note Certificate, and all payments under and to the bearer of this Temporary Global Note Certificate shall be valid and effective to satisfy and discharge the corresponding Liabilities of the MTN Issuer in respect of the Note Certificates.

This Temporary Global Note Certificate is issued pursuant to a security trust deed and MTN cash management deed dated 23 November 1999 (the "PRINCIPAL TRUST DEED") together with the supplemental trust deed in respect of Series 05-4 dated [28] November 2005 (the "SERIES 05-4 SUPPLEMENT" and, together with the Principal Trust Deed, the "Trust Deed") and made between the MTN Issuer and The Bank of New York, acting through its London branch, as trustee (the "Trustee" which expression includes any person or corporation from time to time appointed as trustee). Words and expressions defined expressly or by reference in the Terms and Conditions and the Trust Deed shall have the same meanings in this Temporary Global Note Certificate.

On or after the expiry of 40 days after the date of issue of this Temporary Global Note Certificate (the "EXCHANGE DATE"), this Temporary Global Note Certificate shall be exchangeable in whole or in part for a Permanent Global Note or, in the circumstances set out in the Series 05-4 Supplement for Definitive Note. An exchange for a Permanent Global Note or, as the case may be, Definitive Note will be made only on or after the Exchange Date (specified in the Series 05-4 Supplement) and upon presentation or, as the case may be, surrender of this Temporary Global Note Certificate to the Principal Paying Agent at its specified office and upon and to the extent of delivery to the Principal Paying Agent of a certificate or certificates issued by Euroclear Bank S.A./N.V. as operator of the Euroclear System ("EUROCLEAR") or Clearstream, Luxembourg or by any other relevant clearing system and dated not earlier than the Exchange Date in substantially the form set out in Annex I hereto or, as the case may be, in the form that is customarily issued in such circumstances by such other clearing system. Any Definitive Note will be made available for collection by the persons entitled thereto at the specified office of the Principal Paying Agent.

The MTN Issuer undertakes to procure that the relevant Permanent Global Note and Definitive Note will be duly issued in accordance with the Terms and Conditions, the provisions hereof and of the Trust Deed.

The bearer of this Temporary Global Note Certificate shall not (unless, upon due presentation of this Temporary Global Note Certificate for exchange (in whole or in part) for a Permanent Global Note or for delivery of Definitive Note, such exchange or delivery is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment in respect of the Note Certificates represented by this Temporary Global Note Certificate which falls due on or after the Exchange Date or be entitled to exercise any option on a date after the Exchange Date.

Payments of interest otherwise falling due before the Exchange Date will be made only upon presentation of this Temporary Global Note Certificate at the specified office of any of the Paying Agents outside the United States and upon and to the extent of delivery to the relevant Paying Agent of a certificate or certificates issued by Euroclear or Clearstream, Luxembourg or by any other relevant clearing system and dated not earlier than the relevant interest payment date in substantially the form set out in Annex II hereto or, as the case may be, in the form that is customarily issued in such circumstances by such other clearing system.

On any occasion on which a payment of principal is made in respect of this Temporary Global Note Certificate or on which this Temporary Global Note Certificate is exchanged in whole or in part as aforesaid or on which Note Certificate represented by this Temporary Global Note Certificate are to be cancelled, the MTN Issuer shall procure that (i) the aggregate principal

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

amount of the Note Certificates in respect of which such payment is made (or, in the case of a partial payment, the corresponding part thereof) or which are delivered in definitive form or which are to be exchanged for a permanent global instrument or which are to be cancelled and (ii) the remaining principal amount of this Temporary Global Note Certificate (which shall be the previous principal amount hereof less the amount referred to at (i) above) are noted on the Schedule hereto, whereupon the principal amount of this Temporary Global Note Certificate shall for all purposes be as most recently so noted.

On each occasion on which an option is exercised in respect of any Note Certificates represented by this Temporary Global Note Certificate, the MTN Issuer shall procure that the appropriate notations are made on the Schedule hereto.

The obligations of the MTN Issuer in respect of this Temporary Global Note Certificate are limited recourse in nature, as more particularly set out in the Terms and Conditions and the Trust Deed. In addition the bearer of this Temporary Global Note Certificate and, inter alios, the Trustee are restricted in the proceedings which they may take against the MTN Issuer to enforce their rights hereunder and under the Trust Deed, as more particularly set out in the Terms and Conditions and the Trust Deed.

This Temporary Global Note Certificate is governed by, and shall be construed in accordance with, English law.

The MTN Issuer irrevocably agrees for the benefit of the bearer that the courts of England are to have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with these presents (respectively, "PROCEEDINGS" and "DISPUTES") and, for such purposes, irrevocably submits to the jurisdiction of such courts. The MTN Issuer irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

This Temporary Global Note Certificate shall not be valid for any purpose until authenticated for and on behalf of The Bank of New York, acting through its London branch, as Issue Agent.

AS WITNESS the manual or facsimile signature of a director, duly authorised officer, or duly authorised attorney on behalf of the MTN Issuer.


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

                                  THE SCHEDULE

          PAYMENTS, DELIVERY OF DEFINITIVE NOTE CERTIFICATES, EXCHANGE
         FOR PERMANENT GLOBAL NOTE CERTIFICATE, EXERCISE OF OPTIONS AND
                        CANCELLATION OF NOTE CERTIFICATES

==============================================================================================================================
   Date of      Amount of    Amount of     Aggregate      Aggregate     Aggregate    Aggregate     Remaining     Authorised
   payment,   interest then  principal     principal      principal     principal    principal     principal    signature by
  delivery,        paid      then paid     amount of      amount of     amount of    amount in     amount of    or on behalf
  exchange,                             Definitive Note      this         Note       respect of       this         of the
 exercise of                              Certificates    Temporary    Certificate  which option   Temporary     Principal
 option (and                             then delivered  Global Note      then      is exercised  Global Note   Paying Agent
  date upon                                              Certificate    cancelled                 Certificate
    which                                                    then
 exercise is                                            exchanged for
effective) or                                           the Permanent
 cancellation                                            Global Note
                                                         Certificate
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==============================================================================================================================


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

BARCLAYCARD FUNDING PLC

By: [manual/facsimile signature]
(director)


ISSUED in London on [28] November 2005


AUTHENTICATED for and on behalf of
THE BANK OF NEW YORK
(acting through its London Branch)
as Issue Agent without recourse,
warranty or liability


By:[manual signature]
(duly authorised)



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